EXHIBIT 10.1

                        EXCLUSIVE DISTRIBUTION AGREEMENT

     THIS EXCLUSIVE DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into effective as of October 1, 2006 (the "Effective Date") by and between Novare Surgical Systems, Inc., a corporation organized under the laws of Delaware ("Novare"), with an address at 10440 Bubb Road, Suite A, Cupertino, California 95014, and ATS Medical, Inc., a Minnesota corporation ("ATS"), with an address at 3905 Annapolis Lane, Minneapolis, Minnesota 55447.

                                    RECITALS

A. Novare is the owner of the Enclose II Anastomotic Assist Device and is engaged in, among other things, the manufacture, marketing, sale and distribution of the Enclose II Anastomotic Assist Device, and all accessories relating thereto, all as more fully described in Exhibit A hereto (collectively, the "Product").

B. ATS has knowledge and capability to promote the sale of, and effectively distribute, the Product in the United States, Germany, France, and the United Kingdom, including all dependencies and territories of the foregoing (collectively, the "Territory").

C. ATS desires to obtain from Novare, and Novare desires to grant to ATS, the exclusive right to market, sell and distribute the Product in the Territory on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

1.1 Act shall mean the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended from time to time.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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1.2  Affiliates shall mean, with respect to either party, those entities controlled by, in control of, or under common control with such party. For the purposes of this definition, "control" means ownership or control, direct or indirect, of more than fifty percent (50%) of the voting capital or equity participation of an entity.

1.3 ATS Confidential Information shall mean any non-public information, or scientific or technical data, know-how, or expertise of ATS, regardless of the form in which it is disclosed, existing as of the Effective Date or developed during the term of this Agreement. ATS Confidential Information includes, but is not limited to, any non-public information of ATS that relates in any way to the Products, its financial statements, marketing or finances, market research, customers, markets, product plans, business plans, services, software, developments, inventions, processes, procedures, methods, know-how, designs, data, programs, drawings, engineering information, organization, employees, agents, distributors or business in general of ATS or its Affiliates.

1.4 Initial minimum shall mean the product obtained **. Novare will provide ATS with Novare's documentation and records evidencing the relevant Product sales.

1.5 Novare Confidential Information shall mean any non-public information, or scientific or technical data, know-how, or expertise of Novare, regardless of the form in which it is disclosed, existing as of the Effective Date or developed during the term of this Agreement. Novare Confidential Information includes, but is not limited to, any non-public information of Novare that relates in any way to the Products, its financial statements, marketing or finances, market research, customers, markets, product plans, business plans, services, software, developments, inventions, processes, procedures, methods, know-how, designs, data, programs, drawings, engineering information, organization, employees, agents, distributors or business in general of Novare or its Affiliates.

1.6 Change in Control shall mean (i) any consolidation or merger of either party with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of such party immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of such party's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which either is a party in which in excess of fifty percent (50%) of such party's voting power is transferred or diminished; or (ii) a sale, lease or other disposition of all or substantially all the assets of either party; provided however that a "Change of Control" shall not include a Financing Transaction unless as a result of such Financing Transaction a Strategic Investor owns more than 50% of the outstanding capital stock of the Company following the consummation of such Financing Transaction; and provided, further, however, that a "Change of Control" shall not result

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     from the exercise of stock options granted by Novare to employees or consultants (who are not Strategic Investors) of the Company. A "Financing Transaction" shall mean the Company's sale of its capital stock other than as a result of the exercise of options or warrants, and a "Strategic Investor" shall mean an entity for which making equity investments is not one of the principal activities of such entity.

1.7 FDA shall mean the Food and Drug Administration of the U.S. Department of Health and Human Services.

1.8 GMP/QSR Regulations shall mean the applicable Good Manufacturing Practices/Quality System Regulations set forth under the Act.

1.9 Intellectual Property shall mean any U.S. or foreign patents and patent applications (including any substitutions, extensions, reissues, renewals, divisionals or continuations); trademarks, service marks and registrations thereof and applications therefore; copyrights and copyright registrations and applications; mask works and registrations thereof; all discoveries, innovations, ideas, inventions, technology, techniques, methods, know-how, trade secrets, processes, formulas, specifications, drawings and designs, computer programs or software, including all amendments, modifications and improvements to any of the foregoing, and any other proprietary information.

1.10 Transfer Price shall have the meaning ascribed thereto in Section 4.1.

                                   ARTICLE II.
                      APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

2.1 Scope. Subject to ATS's compliance with all of the terms and conditions of this Agreement, Novare grants to ATS and its Affiliates the exclusive right to market, sell and distribute the Products in (and only in) the Territory during the term of this Agreement.

2.2 Exclusivity. ATS' distribution rights under this Agreement shall be exclusive in the Territory for the Products. Novare represents and warrants to ATS that subject to applicable law, as of the Effective Date, Novare is not party to any other agreements, written or oral, with any third party permitting the sale or distribution of Products in the Territory, and Novare covenants and agrees that from and after the Effective Date until the date this agreement terminates, Novare will not enter into any such agreement. In addition, from the Effective Date until the date this Agreement terminates, neither Novare nor its Affiliates will (i) engage in any sales, marketing or distribution of the Products in the Territory, or
     (ii) act as an agent or distributor in the sale of products that compete with any products of ATS or the Products covered under this Agreement in the Territory.

2.3 Additions to the Territory. Upon termination or change of existing distributors in countries outside of the Territory, Novare will give ATS 30 days notice to agree to add

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     such countries to the Territory by letter amendment to this agreement, including adjustment of the Minimum Purchase Requirements.

2.4 Subdistributors and Subagents. ATS may appoint subdistributors or subagents for distribution of the Products in the Territory. Notwithstanding such appointment of subdistributors or subagents, ATS shall remain fully responsible for the performance, acts and omissions of all of its and its Affiliates, subdistributors and subagents covenants, representations, warranties and obligations hereunder, and any sales by Novare to such subdistributor shall be billed by Novare to ATS directly.

2.5 Limitation of Rights. No rights or licenses are granted except as expressly and unambiguously set forth in this Agreement. Without limiting the foregoing, ATS acknowledges and agrees that it has no right to market or exploit the Products in any manner outside the Territory.

                                  ARTICLE III.
                         SUPPLY AND ORDERS FOR PRODUCTS

3.1 Purchase Orders. ATS shall submit purchase orders to Novare for the Products in writing or by facsimile or e-mail, which purchase orders shall include the following and no terms inconsistent with this Agreement: (a) identification of the Products ordered; (b) quantity; (c) requested delivery date; and (d) shipping instructions and shipping address. ATS shall ensure that its purchase orders are received by Novare at least six
     (6) weeks prior to the delivery dates requested in the purchase order. Novare will ship Products within six (6) weeks of receiving a purchase order. On a monthly basis during the term of this Agreement, ATS will provide Novare with a twelve (12)-month rolling forecast that defines for each calendar month during the rolling forecast number of units forecasted[, provided that no forecast for any particular month shall vary by more than 25% from the immediately preceding forecast for such month.

3.2 Acceptance of Orders. All purchase orders issued in accordance with this Agreement shall be automatically accepted by Novare. Each purchase order shall be deemed to be an irrevocable offer by ATS to purchase the quantities of Products specified pursuant to the terms of this Agreement and shall give rise to a contract between ATS and Novare for the sale of such Products ordered according to the terms specified therein subject to the terms of this Agreement. The terms and conditions of this Agreement shall govern and supersede any additional or contrary terms set forth in ATS' purchase order or any Novare or ATS acceptance, confirmation, invoice or other document, unless the specific additional or contrary terms are stated in writing and duly signed by an officer of ATS and an officer of Novare.

3.3 Modification of Orders. No purchase order shall be modified or canceled except upon the mutual written agreement of the parties, which shall not be unreasonably withheld by

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     either party. Mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the changed purchase order so states. Notwithstanding the foregoing, any purchase order may be canceled by ATS as to any Products which are not delivered within thirty (30) days of the delivery date requested by ATS pursuant to a purchase order submitted to Novare under Section 4.1 and accepted by Novare under Section
     4.2 (the "Requested Delivery Date"), and any such cancellation shall not limit or affect any contract remedies available to ATS with respect thereto. Any such cancellation by ATS must be by written notice to Novare given within forty-five (45) days following the Requested Delivery Date and shall be effective as of the 30th day following the Requested Delivery Date.

3.4 Shipment. All Products sold by Novare to ATS shall be tendered for shipment by Novare free on board ("F.O.B.") Novare's designated manufacturing point (the "Shipping Point"). Novare shall bear all risk of loss prior to Novare's delivery of the Products to a common carrier at the Shipping Point, and shall have no further responsibility for the Products after it has delivered the Products to the common carrier. ATS assumes all risk of loss upon Novare's delivery of the Products to a common carrier at the Shipping Point. ATS shall pay all loading, freight, shipping, insurance, forwarding and handling charges, taxes, fees, storage, and all other charges applicable to the Products after they are delivered by Novare to the common carrier at the Shipping Point. If ATS requests any expedited shipping due to a modification of its purchase order pursuant to Section 4.3, ATS shall be responsible for all such expedited shipping costs.

3.5  Inspection.

     (a) Novare shall inspect all Products sold by Novare to ATS prior to shipment to ATS to validate that all such Products sold to ATS meet all of the then applicable specifications for such final Products. Novare shall include with the shipment of such Products a written proof of inspection for each Product shipped to ATS, which will provide such detail as requested by ATS.

     (b) ATS shall conduct any incoming inspection tests on the Products within thirty (30) days of delivery of the Products to the Shipping Point, unless otherwise agreed by Novare. In cases where obligations of ATS to the customer do not allow for the completion of incoming inspection within this time, ATS shall notify Novare with the specific inspection terms at the time of submission of the purchase order, and shall also give notification to Novare when the inspection is completed. In the event of any shortage or damage (i.e. a failure of a Product to conform to Novare's specifications therefore) in or to a shipment of Products, ATS shall promptly give notice thereof to Novare and shall furnish such written evidence or other documentation as Novare reasonably may deem appropriate. If such evidence indicates that such shortage, damage or discrepancy existed at the time of delivery of the Products to the carrier, Novare will promptly deliver

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

          additional or replacement Products to ATS, without additional cost to ATS. Any Products not properly rejected by ATS by written notice given to Novare within such inspection period, shall be deemed to have been accepted. Following any such acceptance, the sole remedies of ATS with respect to damage to or defects in the Products shall be those set forth in Article 10 below.

     (c) Any claims for shipping damage shall be submitted to Novare in accordance with the provisions of Section 3.5(b) above.

3.6 Testing. Novare shall be responsible for testing the Products to ensure that the product and sterilization testing and validation activities outlined in Exhibit B attached hereto meet the testing and validation activities ATS requires for its own products. Novare shall provide to ATS documented test results that demonstrate compliance with the activities outlined in Exhibit B.

3.7 Packaging, Sterilization and Labeling. Novare shall be responsible for finished goods, packaging, labeling, instructions for use, and any necessary and sterilization of Products purchased under this Agreement. If ATS desires or if a change in packaging, labeling or instructions for use is required in the Territory, Novare shall, at ATS's expense, deliver the text of proposed packaging, labeling, instructions for use to ATS for its review and comment prior to printing. ATS shall have thirty (30) days to review and provide comments on such packaging, labeling, instructions for use. Novare shall prepare packaging, labeling and instructions for use in English, German, French, ___ at ATS's sole cost and expense. The Products will be labeled as "Manufacturer: Novare" and either "ATS: ATS" or "ATS:
     ATS Medical, Inc." ATS hereby grants Novare a limited, non-exclusive, license to use ATS' name in accordance with ATS' instructions, solely for purposes of packaging and labeling Products sold by Novare to ATS or its Affiliates under this Agreement.

3.8 Subcontracts and Suppliers. If ATS requires information on the Products (for regulatory or operational purposes), Novare will promptly supply ATS a list of Novare's subcontractors and suppliers contributing to the manufacture of the Product. After Novare has supplied ATS with such list, Novare shall provide ATS with at least thirty (30)-days' notice of any proposed change in such subcontractors and suppliers.

3.9 Changes to Facility, Processing, Product Specifications and Material Specifications. Novare will inform ATS in writing at least thirty (30) days in advance of making any changes involving or effecting the Products, which changes are reportable to the FDA or which effect the safety or effectiveness of the Products, including, without limitation, the process which is used to manufacture the Products or the specifications for such Products or materials used in such Products.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   ARTICLE IV.
                               PRICES AND PAYMENTS

4.1 Transfer Prices. During the period from the Effective Date until December 31, 2007 (the "Initial Price Period"), the transfer price for one box of the Product (each box will contain **) shall be ** (as such price may be adjusted from time to time, the "Transfer Price"). From time to time following the Initial Price Period, Novare may increase the Transfer Price after thirty (30) days notice to ATS and to the extent that Novare can demonstrate to ATS' reasonable satisfaction that **; provided, however, that no such increases shall, during any given calendar year, amount to an increase in more than ** over the Transfer Price in effect on December 31 of the previous calendar year. All Transfer Prices are F.O.B. Shipping Point.

4.2 Payment Terms. Novare will invoice ATS upon delivery of Products to the Shipping Point. Invoices for Products shipped to ATS shall be due and payable in full within forty-five (45) days from the delivery of the applicable Products to the Shipping Point; provided, however, that payment for the first eighty (80) boxes received by ATS shall be due and payable in full within one hundred eighty (180) days after the delivery of such Products at the Shipping Point. All payments hereunder shall be made in U.S. dollars in the United States in immediately available funds.

4.3 Taxes. The Transfer Prices for Products do not include any sales, use, value added or similar taxes, customs duties, or tariffs imposed by any governmental authority or agency on Products or any components thereof that are imposed by ATS into any country in the Territory. ATS shall pay or reimburse Novare for all such amounts incurred in connection with ATS' purchase of Products; provided, however, that Novare shall pay all net income or franchise taxes imposed upon Novare.

4.4 Resale Prices. ATS may resell the Products at such prices as ATS, in its sole discretion, shall determine.

                                   ARTICLE V.
                           MINIMUM OBLIGATIONS OF ATS

5.1 Minimum Purchase Requirements. From the Effective Date until December 31, 2006, ATS shall not have any minimum purchase requirement. For calendar year 2007, and subject to Section 5.2, ATS agrees to purchase and take delivery of at least that number of Products equal to the Minimum Units. During each calendar year after 2007, and subject to Section 5.2, ATS agrees to purchase and take delivery of at least that number of Products equal to the product obtained ** (as such number may have been adjusted in accordance with Section 5.2) (each such amount, a "Yearly Quota" and, collectively, the "Quota").

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

5.2 Reductions in Quota. Notwithstanding Section 5.1, the Yearly Quota for any calendar year shall be reduced by a pro rata amount of the Yearly Quota for the applicable calendar year based upon the number of days of such period which have transpired prior to the removal of the restriction on sale referenced in such subpart:

     (a) If a Product covered by this Agreement is recalled from the United States of America market or withdrawn from sale for reasons of product safety or quality as determined by any applicable governmental authority in the United States of America or by the mutual agreement of the parties; or

     (b) If ATS is restricted in the sale of Products in the United States of America by any applicable regulatory authority because approval to sell the Product is pending, denied or revoked or because the Products infringe any third party intellectual property rights.

     (c) If ATS is restricted in the sale of Products in a market by any applicable regulatory authority because approval to sell the Product is pending, denied or revoked or because the Products infringe any third party intellectual property rights.

                                   ARTICLE VI.
                      GENERAL RIGHTS AND OBLIGATIONS OF ATS

6.1 Sales and Marketing. ATS will provide a level of sales and marketing support for the Products that is comparable to the sales and marketing support that ATS provides for any of its other products and will use commercially reasonable efforts on a continuous basis to further the promotion, marketing, sale and other distribution of the Products in the Territory. ATS will incorporate into its sales force compensation structure for the Products similar sales incentive arrangements as ATS has used for other products and, in particular, there will be a set commission rate for each representative based on the total amount of commissions expected at 100% of plan divided by the sales revenue plan number. Additionally, total over-achievement bonus will increase commensurately as the sales representative achieves additional individual sales goals for our various product groups.

6.2 Training. ATS shall provide its sales force with all reasonably necessary and appropriate training and support regarding the use of the Products. Novare shall provide reasonable personnel and assistance in the training of ATS' sales force. Each party will be responsible for their own expenses incurred in connection with such training.

6.3 Alteration of Products. ATS shall not, in any way, alter the Products or remove, cover, change, alter or add to the labels attached to the Products by Novare, except with

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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     Novare's express prior written approval. In the event that Novare makes any changes or alterations to the Products, Novare shall not ship any such changed or altered Products to ATS unless Novare has notified ATS of such changes or alterations to the Products at least thirty (30) days before shipping any such altered or changed Products to ATS.

6.4 Import Approvals. ATS shall be responsible for obtaining all import licenses and permits (other than regulatory approvals under Article 11) as may be required to import the Products into any of the Territories in accordance with then prevailing laws and regulations of such Territory. All such filings and registrations of the Products shall be in the name of ATS, whenever feasible in accordance with prevailing laws and regulations. Novare shall cooperate reasonably with ATS in its efforts to obtain any such approvals.

6.5 Export. ATS shall be responsible for obtaining all required export licenses and other authorizations and permits from the United States Government for the sale of the Products to ATS. Novare shall cooperate reasonably with ATS in its efforts to obtain any such approvals.

6.6 Records and Recall. ATS shall, or shall cause its subdistributor to, maintain complete and accurate records of all Products sold by ATS and any subdistributors appointed pursuant to Section 2.3. In the event of a recall of any of the Products, ATS and any subdistributor will cooperate reasonably with Novare in effecting such recall.

6.7 Compliance with Laws. ATS shall at all times: (i) conduct its activities under this Agreement in strict compliance with all applicable laws, rules, regulations and governmental orders now or hereafter in effect in the Territory; (ii) pay any and all fees and other charges required by such laws, rules, regulations and orders; and (iii) have and maintain in full force and effect any and all licenses, permits, authorizations, registrations and qualifications from all governmental agencies, within or outside the Territory, to the extent necessary or appropriate to perform its obligations hereunder.

                                  ARTICLE VII.
                    GENERAL RIGHTS AND OBLIGATIONS OF NOVARE

7.1 Manufacture of Products. During the term of this Agreement, Novare shall manufacture and sell Products to ATS in accordance with the terms and conditions set forth in this Agreement, provided that if Novare fails to manufacture the Products or is unable meet the volume requirements set forth in any purchase order delivered by ATS under this Agreement, Novare shall promptly notify ATS in writing of such manufacturing deficiency. In addition, if ATS becomes aware of any such manufacturing deficiency, ATS shall provide written notice to Novare of such manufacturing deficiency. If Novare is not able to cure the deficiency within ninety (90) days of notice from ATS, ATS will have the right to terminate this Agreement.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

7.2 Samples and Technical Support. Novare shall provide, at no charge, to ATS reasonable quantities of samples of the Product and accessories (if Novare has such in its possession). Novare will provide, at no charge, to ATS reasonable technical support related to the Product via telephone, mail and email for up to six (6) months after the date of this Agreement.

7.3 Marketing Materials. Novare shall provide to ATS, to the extent Novare has such in its possession, reasonable quantities of sales and marketing materials to be used by ATS in the marketing and sale of the Products in the Territory, and ATS may use such materials and make such translation, adaptation and/or modification of Novare's sales and marketing materials, as deemed appropriate by ATS, to reflect local culture or business practices and languages and a professional photo shoot of both individual Product photos and photos of Product in use. As provided in Article 14, Novare grants ATS the right to use the Novare and Enclose II tradenames and brands (and all related brand names and tradenames and marks related thereto) that are deemed reasonably necessary by ATS to promote the sales and marketing of the Product.

7.4 Sales Leads. Novare shall promptly forward to ATS all leads for sales of Products in the Territory.

7.5 Notification of Malfunctions. Each party shall notify the other party within 24 hours after such party becomes aware of information that suggests that the Products (a) may have caused or contributed to a death or serious injury, or (b) have malfunctioned and would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

7.6 Investigation of Customer Complaints and Non-conformity. In the event that ATS receives from its customers or its subdistributor complaints for the Products, the parties to this Agreement shall use diligent efforts to investigate possible causes of such complaints within a reasonable period of time.

                                  ARTICLE VIII.
                              TERM AND TERMINATION

8.1 Term. Subject to Section 8.2, this Agreement shall take effect as of the Effective Date, and its initial term shall be the three-year period following the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for consecutive one-year terms (each a "Renewal Period"), unless and until either gives written notice of termination to the other party at least six months prior to the end of the Initial Term or a Renewal Period, as applicable.

8.2 Termination. Notwithstanding the provisions of Section 8.1, this Agreement may be terminated in accordance with the following provisions:

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     (a) Either party may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership.

     (b) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure, as defined below, continue for more than six months.

     (c) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the non-breaching party.

     (d) ATS may terminate this Agreement by giving thirty (30) days notice in writing to Novare, which notice shall be effective upon dispatch, should ATS exercise its right of first offer option as provided in
          Section 15.1 or if there shall occur a Change in Control of Novare.

8.3 Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations:

     (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable.

     (b) The terminating party shall have the right, at its option, to cancel any or all purchase orders that provide for delivery after the effective date of termination.

     (c) ATS shall be permitted to resell any inventory of Products on hand at the time of termination.

     (d) Both parties agree to cooperate to provide a smooth transition of business back to Novare including ATS to provide all historic sales and customer information of the Product(s).

     (e) ATS' and Novare's obligations pursuant to this Section 8.3 and Articles 9, 10, 11, 12, 13, 14, 15 (as provided in Section 8.2(d), 16 and 18 shall survive termination of this Agreement. All other provisions of this Agreement shall terminate upon termination of this Agreement.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   ARTICLE IX.
                               PRODUCT WARRANTIES

9.1  Limited Warranty.

     (a) Novare warrants to ATS that all Products sold to ATS under this Agreement will conform to Novare's written specifications therefore under normal use and will have a minimum of eighteen (18) months of sterilization dating.

     (b) Novare will replace any Product that it reasonably determines was defective at the time of shipment to ATS or that is the subject of any breach of any warranty by Novare or refund the amounts paid to Novare for such Product.

     (c) Prior to returning any defective Product, ATS shall notify Novare in writing of the specific defect and shall include the model and lot/serial number of such Products, as well as the number and date of the invoice therefore. Novare will pay for the costs of shipping from ATS' warehouse to Novare any Product that Novare determines was defective and Novare shall pay for the costs of shipping to ATS or the end user any replacement of a Product that Novare determines was defective.

     (d) The above warranty shall not apply with respect to damage to any Product caused by misuse, improper maintenance, improper storage, shipping, handling, alteration or repair by unauthorized personnel, or by neglect or accident.

9.2 Limited Warranty. THE WARRANTIES SET FORTH IN SECTION 9.1 ARE INTENDED SOLELY FOR THE BENEFIT OF ATS. ALL CLAIMS HEREUNDER SHALL BE MADE BY ATS AND MAY NOT BE MADE BY ATS' CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY NOVARE AND ITS SUPPLIERS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND NONINFRINGEMENT. THE SOLE AND EXCLUSIVE REMEDIES OF ATS FOR BREACH OF PRODUCT WARRANTY SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS AGREEMENT.

9.3 Liability Limitation. IN NO EVENT SHALL NOVARE OR ITS SUPPLIER'S LIABILITY UNDER CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER LEGAL THEORY FOR PRODUCT WARRANTY OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF NOVARE SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     LOSS OR DAMAGE. THE FOREGOING LIMITATIONS SHALL NOT LIMIT NOVARE'S OBLIGATIONS PURSUANT TO SECTION 10.1.

                                   ARTICLE X.
          INDEMNIFICATION; INSURANCE AND REPRESENTATIONS AND WARRANTIES

10.1 Indemnification.

     (a) Cross Indemnity. Novare and ATS hereby agree to indemnify, defend and hold each other harmless from and against all suits, actions, claims, demands, causes of action, judgments, liabilities and expenses (including court costs and reasonable attorney fees) (collectively, "Losses") which arise or result from their respective misrepresentations of any representation contained herein, or default in the observance or performance of any term or provision hereof.

     (b) Indemnification by ATS. ATS shall indemnify, defend and hold Novare and its Affiliates (each a "Novare Indemnified Party") harmless from and against all suits, actions, claims, demands, causes of action, judgments, liabilities and expenses (including court costs and reasonable attorney fees) (collectively, "Losses") which are the result of ATS' relationship with a subdistributor of ATS or any other third parties appointed by ATS to distribute the Products or of ATS's gross negligence or willful misconduct.

     (c) Indemnification by Novare. Novare shall indemnify, defend and hold ATS and its Affiliates (each an "ATS Indemnified Party") harmless from and against all Losses which arise out of or result from third party claims of personal injury arising from a breach of Section 9.1 or of Novare's gross negligence or willful misconduct. As a condition precedent to Novare's obligation under this Section 10.1(b), an ATS Indemnified Party charged in such suit shall promptly notify Novare, shall reasonably cooperate with Novare in the defense and any settlement thereof, and shall not settle any suit or claim for which it seeks indemnification hereunder without Novare's prior written approval and it shall give Novare the right to defend and control such actions at its sole expense.

10.2 Insurance Requirements.

     (a) Novare Insurance Requirements. Novare will carry product liability insurance covering any loss, damage, expense or liability incurred or suffered by any party other than Novare arising out of any use of any of the Products. Such policy or policies shall (i) have aggregate limits of liability of not less than $500,000 with respect to any incident or occurrence and of not less than $2 million in the aggregate; (ii) name ATS as an additional insured party; (iii) provide for a deductible or retained amount of not more than $50,000 each occurrence and

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

          $250,000 in the aggregate; and (iv) provide that such policy may not be canceled except upon not less than thirty (30) days' written notice to both Novare and ATS. Upon request, Novare shall provide such evidence of the effectiveness of such insurance to ATS.

     (b) ATS Insurance Requirements. ATS will carry product liability insurance covering any loss, damage, expense or liability incurred or suffered by a party other than ATS arising out of any use of any of the Products. Such policy or policies shall (a) have aggregate limits of liability of not less than US$10 million with respect to any incident or occurrence and of not less than US$25 million in the aggregate; (b) name Novare as an additional insured party; (c) provide for a deductible or retained amount of not more than US$50,000 each occurrence and US$250,000 in the aggregate; and (d) provide that such policy may not be canceled except upon not less than thirty (30) days' written notice to both Novare and ATS. Upon request, ATS shall provide evidence of the effectiveness of such insurance to Novare.

10.3 Third Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 10, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that the failure to give timely notice shall not affect the rights of the indemnified party so long as such failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnifying party shall be entitled to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnifying party shall have control of the defense of any such action, including any appeals and negotiations for the settlement or compromise thereof and shall have full authority to enter into a binding settlement or compromise; provided that, the indemnifying party shall not enter into any settlement or compromise which may adversely affect the indemnified party without the indemnified party's consent, which consent shall not be unreasonably withheld. If the indemnifying party assumes the defense of such claim, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party may participate, at its own cost and expense, in the defense of any such claim; provided, however, that such defense shall be controlled by the indemnifying party.

10.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate reasonably with other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim, which may give rise to indemnification hereunder.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.5 ATS' Representations and Warranties. ATS hereby represents and warrants to Novare that as of the Effective Date:

     (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, and this Agreement has been duly authorized by all necessary corporate action.

     (b) This Agreement is the legal, valid and binding obligation of ATS, enforceable against ATS in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement nor the performance of any of its obligations hereunder conflicts with or constitutes a breach or violation by ATS or constitute a default under any obligation of ATS or under any material contract, agreement or other instrument to which ATS is a party or any other obligation by which ATS is bound.

     (d) There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature, judgment, decree, decision, injunction, writ or order pending or, to the knowledge of ATS, threatened or contemplated by or against or involving ATS or its shareholders directors or officers (but only in their capacity as such), ATS Confidential Information or this Agreement, whether at law or in equity, before or by any person, entity governmental or quasi-governmental, administrative or regulatory agency or any court.

     (e) ATS is not under any obligations inconsistent with the provisions of this Agreement.

10.6 Novare's Representations and Warranties. Novare hereby represents and warrants to ATS that as of the Effective Date:

     (a) Novare is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business in California, and this Agreement has been duly authorized by all necessary corporate action.

     (b) This Agreement is the legal, valid and binding obligation of Novare, enforceable against Novare in accordance with its terms.

     (c) Neither the execution and delivery of this Agreement nor the performance of any of its obligations hereunder conflicts with or constitute a breach or violation by Novare or constitute a default under any obligation of Novare or under any material contract, agreement or other instrument to which Novare is a party or any other obligation by which Novare is bound.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     (d) There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature, judgment, decree, decision, injunction, writ or order pending or, to the knowledge of Novare, threatened or contemplated by or against or involving Novare or its shareholders directors or officers (but only in their capacity as such), Novare Confidential Information or this Agreement, whether at law or in equity, before or by any person, entity governmental or quasi-governmental, administrative or regulatory agency or any court.

     (e) Novare is not under any obligations inconsistent with the provisions of this Agreement.

                                   ARTICLE XI.
                             REGULATORY SUBMISSIONS

11.1 Medical Device Establishment Registration. Novare shall maintain a Medical Device Establishment Registration (as defined under the Act) as manufacturer and specifications developer for the Products, as is required.

11.2 U.S. Approval. Novare shall be responsible, at its expense, for filing and obtaining and maintaining all necessary authorizations from regulatory authorities of the U.S. federal government, including the FDA, or of the various states necessary for the sale of the Products in the United States. Novare's obligations under this Section 11.2 shall include the preparation and filing of any required submissions and the establishment and oversight of any required clinical investigations and clinical follow-up relating to future commercial sale of the Products.

11.3 Foreign Approvals. Subject to Section 11.2, Novare shall be responsible, and at [ATS] expense, for maintaining all existing "device" or "medical" regulatory approvals from foreign regulatory authorities necessary for the commercial sale of the Products ("Foreign Approvals") within the Territory in accordance with this Section 11.3. All new Foreign Approvals shall, to the extent permitted, be in ATS' name. Novare shall maintain the CE Mark. Novare's obligations under this Section 11.3 shall include, at ATS expense, assisting in the preparation and filing of any required submissions relating to future commercial sale of the Products to the extent required for marketing and sales of Products in the Territory. Except as otherwise required by law or agreed by the parties and at ATS expense, Novare shall be primarily responsible for all dealings with the appropriate Competent Authority within the Territory such as Notification, Medical Device Vigilance and national labeling issues, and Novare shall bear final legal responsibility for the content of all its own labeling.

11.4 Manufacturing Compliance. Novare represents and warrants to ATS that the Products sold under this Agreement will be manufactured, labeled, and packaged in accordance with all applicable international, federal, state and local laws and regulations the Act and

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     GMP/QSR Regulations. Novare represents and warrants to ATS that Novare's manufacturing facilities, and the facilities of any OEM manufacturers or subcontractors, are in compliance with all GMP/QSR Regulations and ISO 13485:2003 requirements and that Novare has the approvals and consents required to mark the Products with the "CE" mark.

11.5 Complaints and Medical Device Reporting. Each party will comply with applicable provisions of the Medical Device Reporting systems, including the requirements of 21 CFR Part 803, and each party will cooperate with the other for the efficient compliance therewith. ATS agrees to notify Novare within two (2) business days of receipt from any customer of any complaint or Medical Device Report ("MDR") filable complaint relating to the Product. ATS will investigate such complaint or MDRs/Vigilance Reports and forward to Novare all information relating to any defects in the performance, design, or quality of the Products. Novare shall investigate all instances of Product failure or inadequacy documented by ATS and forwarded by ATS for investigation. Novare shall provide a written summary of the findings from such investigation to ATS within seven (7) business days following the date that Novare is informed of such complaint or MDR. Novare shall have sole responsibility for filing the MDR with the appropriate regulatory agency.

11.6 Vigilance Reporting. ATS will notify Novare in writing if a Vigilance Report is required to be filed with respect to the Product. ATS, at its sole cost and expense, will be responsible for complying with Vigilance Reporting requirements for the Products in cooperation with Novare as the manufacturer of the Products. Novare will remain responsible for any and all Product investigations.

11.7 Regulatory Inspections. Novare will promptly notify ATS of any inspection of its facilities manufacturing the Product or any component part of a Product by the FDA, ISO, CE mark certification organization or other federal, state, or local regulatory agency which relates to the manufacture, assembly, or packaging of the Products and provide ATS with information about the progress and outcome of such inspection, including, without limitation, copies of any notice of observations or warnings, requests for remedial action, corrective actions or other adverse findings.

                                  ARTICLE XII.
                            CONFIDENTIAL INFORMATION

12.1 Confidentiality. Except as otherwise specifically provided in this Agreement, ATS and Novare each agree that during the term of this Agreement and thereafter, it will not use any Novare Confidential Information or ATS Confidential Information, respectively, for any purpose other than as permitted or required for performance by such party under this Agreement and not to disclose or provide any Confidential Information to any third party and to take all reasonably necessary measures to prevent any such disclosure by its

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     employees, agents, contractors or consultants. Upon request of the other party or termination of this Agreement, each party shall return all such Confidential Information to the other party.

12.2 Existence of Agreement. The existence of this Agreement and the participation of the parties in it shall be deemed to be Confidential Information subject to the provisions of this Article 12 (and in particular subject to the disclosure obligations of the parties under applicable law and regulation). Any publication, public reference or other transfer of information into the public sector regarding the relationship as defined in the Agreement or any of the terms contained in the Agreement shall be prohibited without prior written consent of the other party; provided, however, that either party may make any public disclosure it believes in good faith is required by applicable law or any listing agreement concerning publicly-traded securities, in which case the disclosing party will use its reasonable efforts to advise the other Party prior to making the disclosure, and further provided, that if the non-disclosing party wishes to request that confidential treatment be obtained for any portion of this Agreement, then the parties will cooperate in good faith to seek to obtain such confidential treatment without any obligation to incur material expense. Without limiting the foregoing, the parties may each disclose this Agreement for diligence purposes in connection with financing and acquisition activities, provided that the disclosing party shall provide simultaneous written notice to the other party concerning the need for such disclosure.

12.3 Exclusions to Confidential Information. Confidential Information of either party shall exclude information that:

     (a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

     (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

     (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;

     (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

     (e) is independently developed by the receiving party completely without reference to any Confidential Information of the disclosing party, as evidenced by the receiving party's written records; or

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     (f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving party.

                                  ARTICLE XIII.
                    PATENTS AND INTELLECTUAL PROPERTY RIGHTS

13.1 Defense of Claims. Novare shall, at its own expense, defend any suit instituted against ATS which is based on an allegation that any Product constitutes an infringement of any patent or any other Intellectual Property right protected under the laws of the United States, any State of the United States, or any other nation. Novare shall have control of the defense of any such action, including any appeals and negotiations for the settlement or compromise thereof and shall have full authority to enter into a binding settlement or compromise; provided that, Novare shall not enter into any settlement or compromise which may adversely affect ATS without ATS' consent, which consent shall not be unreasonably withheld. Novare shall indemnify ATS against any award of damages and costs made against ATS as a result of any such action.

13.2 Limitation of Liability. Novare shall have no liability of any kind to ATS under Section 13.1 or based upon any other claim ATS may have to the extent any such claim is based upon or arises out of (a) the use of any Product in combination with an apparatus or device not manufactured, supplied or approved by Novare, (b) the use of any Product in a manner for which it was not designed or intended to be used, or (c) any modification of any Product by ATS or any third party which causes it to become infringing.

13.3 Replacement Product. In order to avoid or limit any liability for infringement, Novare may, at any time and irrespective of whether it shall be obligated to do so by order of any court, at its expense and option replace any Product with a non-infringing item providing substantially the same performance and has received all necessary regulatory approvals.

13.4 Intellectual Property. Novare represents and warrants to ATS that: (a) Novare owns or possesses licenses or other rights of which it has knowledge to use all Intellectual Property used in the development, manufacture or sale of the Products ("Novare Intellectual Property"); (b) no claim is pending or to Novare's knowledge threatened to the effect that the Product or Novare's use of Novare Intellectual Property infringes upon or conflicts with the valid rights of any other person under any Intellectual Property rights, and, to the best of Novare's knowledge, there is no basis for any such claim; and (c) no claim is pending or to its knowledge threatened to the effect that any such Novare Intellectual Property is invalid or unenforceable by Novare, and, to Novare's knowledge, there is no basis for any such claim (whether or not pending or threatened).

13.5 Protection of Novare's Intellectual Property and Improvements. Novare shall be responsible for filing and prosecuting all U.S. and foreign patent, copyright, trademark

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     and mask work applications necessary or appropriate to protect Novare Intellectual Property in the Territory.

                                  ARTICLE XIV.
                                   TRADEMARKS

14.1 License. Novare hereby grants to ATS and its subdistributors a non-exclusive, non-transferable, and royalty-free right and license to use Novare's trademarks (including without limitation the name Enclose II or Novare), trade names and logotypes in connection with the sale, distribution, promotion and advertising of the Products as long as such trademarks are used by ATS in accordance with Novare's standards, specifications and instructions, but in no event beyond the term of this Agreement. ATS shall not acquire any right, title or interest under the laws of any nation in such trademarks, trade names or logotypes of Novare other than the foregoing limited license and shall not attempt to assert or register any such right, title or interest. ATS shall not use any of Novare's trademarks, trade names or logotypes as part of ATS' corporate or trade names or permit any third party to do so without the prior written consent of Novare. ATS shall in addition have the right to promote and sell the Products under trademarks, trade names and logotypes of ATS selected by ATS, which trademarks, trade names and logotypes shall be and shall remain the property of ATS.

14.2 Registration. Novare shall maintain all existing registrations of the trademarks referred to in Section 14.1 in such jurisdictions within the Territory. In addition, in the event ATS believes that it is advisable to effect any filing or obtain any governmental approval or sanction for the use by ATS of any trademarks of Novare pursuant to this Agreement, the parties will reasonably cooperate in order to do so. All expenses relating to new registration of such trademarks in the Territory, as well as the making of any filing or obtaining any governmental approval for the use by ATS of such trademarks, shall be borne by ATS.

14.3 Infringement. Novare reserves the right in its sole discretion to institute any proceedings against any third party using Novare's trademarks, trade names, logotypes or similar marks which may constitute an infringement or passing off of Novare's trademarks, trade names or logotypes, and ATS shall refrain from doing so. ATS agrees to cooperate fully with Novare in any action taken by Novare against such third parties, provided that all expenses of such action shall be borne by Novare and all damages which may be awarded or agreed upon in settlement of such action shall accrue to Novare.

14.4 Termination of Use. ATS acknowledges Novare's proprietary rights in and to Novare's trademarks, trade names and logotypes. Upon termination of this Agreement, ATS shall cease using Novare's trademarks, trade names and logotypes in any manner, subject to ATS' right, if any, to continue to sell Products under Section 8.3(c).

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   ARTICLE XV.

     **

                                  ARTICLE XVI.
                                   ARBITRATION

16.1 Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of JAMS in effect on the date of this Agreement by a single arbitrator who shall be experienced in the medical device industry and who shall be appointed in accordance with such rules. The place of arbitration shall be Wilmington, Delaware.

                                  ARTICLE XVII.
                                  FORCE MAJEURE

17.1 Definition. Force Majeure shall mean any event or condition, not existing as of Effective Date, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: riots, civil or military disturbances, war, strikes, lockouts, labor slowdowns or stoppages, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning, and explosion.

17.2 Notice. Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

17.3 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder, except for the obligation to pay any amounts due and owing hereunder, to the extent that such suspension is commercially reasonable.

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                 ARTICLE XVIII.
                                 MISCELLANEOUS

18.1 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles or rules.

18.2 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

18.3 Assignment. Except as otherwise provided in this Agreement, neither party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party. Notwithstanding any other provision in this Agreement to the contrary, and subject to ATS' rights as set forth in Article 15, without the consent of the other party, either party may assign this Agreement to its successor in connection with a Change in Control of such party. Any prohibited assignment shall be null and void. All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

18.4 Notices. Notice permitted or required to be given under this Agreement shall be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the seventh business day following the date such notice was deposited in the mail; or (c) on the second business day following the date such notice was delivered to a commercial air delivery service. Notices shall be given as follows:

     If to Novare:     Novare Surgical Systems, Inc.
                       10440 Bubb Road, Suite A
                       Cupertino, California 95014

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     If to ATS:        ATS Medical, Inc.
                       3905 Annapolis Lane North
                       Minneapolis, Minnesota 55447
                       Attn: Vice President, Marketing
                       and Business Development
                       Fax: (763) 553-1492

     With a copy to:   Oppenheimer Wolff & Donnelly LLP
                       3300 Plaza VII
                       45 South Seventh Street
                       Minneapolis, Minnesota 55402
                       Attn: Thomas A. Letscher
                       Fax: (612) 607-7100

18.5 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and incorporated as an integral part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement.

18.6 Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the parties hereto, except as expressly provided in this Agreement.

18.7 Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions of this Agreement substantially violates, comprises an integral part of or is otherwise inseparable from the remainder of this Agreement.

18.8 Counterparts. This Agreement shall be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

18.9 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

                  [Remainder of Page Intentionally Left Blank]

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                      ATS MEDICAL, INC.


                                      By: /s/ Richard A. Curtis
                                          --------------------------------------
                                      Name: Richard A. Curtis
                                      Title: Vice President


                                      NOVARE SURGICAL SYSTEMS, INC.


                                      By: /s/ Kerry Pope
                                          --------------------------------------
                                      Name: Kerry Pope
                                      Title: Chief Executive Officer & President

** The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                    EXHIBIT A

                            PRODUCTS AND ACCESSORIES

                                    EXHIBIT B

    Product and Sterilization Testing and Validation Activities (Section 3.7)